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EXHIBIT 11

                        AQUILA BIOPHARMACEUTICALS, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                        FOR THE YEARS ENDED DECEMBER 31,

                                                         1999            1998           1997
                                                      -----------    ------------    ----------
BASIC
Net income/(loss) for basic earnings per common
  shares............................................  $(8,194,776)   $(14,599,635)   $  925,516
                                                      ===========    ============    ==========
Weighted average number of common shares outstanding
  during the year...................................    7,394,147       6,580,602     5,003,703
                                                      -----------    ------------    ----------
Weighted average number of shares used in
  calculation of basic earnings per share...........    7,394,147       6,580,602     5,003,703
                                                      ===========    ============    ==========
Basic earnings per share............................  $     (1.11)   $      (2.22)   $     0.18
                                                      ===========    ============    ==========
DILUTED
Net income/(loss) for diluted earnings per common
  share.............................................  $(8,194,776)   $(14,599,635)   $  925,516
                                                      ===========    ============    ==========
Weighted average number of shares used in
  calculating basic earnings per common share.......    7,394,147       6,580,602     5,003,703
  Add -- common stock equivalents (determined using
     the "treasury stock" method) representing
     shares deemed outstanding from the assumed
     exercise of stock options reduced by the number
     of shares purchased with the proceeds
     (determined using average market price each of
     the four quarters during the year..............            0               0       138,112
                                                      -----------    ------------    ----------
Weighted average number of shares used in
  calculation of diluted earnings per share.........    7,394,147       6,580,602     5,141,815
                                                      ===========    ============    ==========
Diluted earnings per share..........................  $     (1.11)   $      (2.22)   $     0.18
                                                      ===========    ============    ==========